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                                                                  EXHIBIT 10.20
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                               AGREEMENT OF SALE



                                 BY AND BETWEEN



                      THE PARTS SOURCE, INC. ("PURCHASER")



                                      AND



                            A.P.S., INC. ("SELLER")



                          DATED AS OF: OCTOBER 22, 1996


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                               AGREEMENT OF SALE

       THIS AGREEMENT OF SALE (this "Agreement") is made and entered into as of the 22nd day of October, 1996, by and between A.P.S., INC., a Delaware corporation ("Seller"), which term shall include Seller's successors and assigns wherever the context hereof so requires or admits, and THE PARTS SOURCE, INC., a Florida corporation ("Purchaser"), which term shall include its successors and assigns wherever the context hereof so requires or admits.

       WHEREAS, Seller, through one or more subsidiaries, owns and operates a business for the sale of automotive parts, accessories and supplies at the locations set forth on EXHIBIT "A", (the "Business Locations", and Seller desires to sell substantially all of the assets associated with the operation of the businesses at the Business Locations upon the terms and conditions set forth herein; and

       WHEREAS, Purchaser desires to purchase such assets from Seller upon the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Seller and Purchaser hereby agree as follows:

1.     PURCHASE OF ASSETS

       A. Subject to the terms and conditions of this Agreement, Seller shall sell and deliver to Purchaser and Purchaser shall purchase and take possession at the Business Locations, upon completion of the physical inventory described in Section 3.A. hereof, to be completed on the Closing Date (as hereinafter defined), free and clear of all liens, security interests, pledges or encumbrances, all of the automotive inventory (including cores, warranty merchandise , inventory in transit and finished goods) of Seller located at the Business Locations, physically counted in accordance with the inventory procedures described in Section 3.A. hereof (the "Inventory"), a complete list of which shall be annexed to this Agreement as EXHIBIT "B" as promptly as practicable but not later than the time of Closing (as hereinafter defined). Excluded from the purchase provisions of this Agreement is any item of Inventory identified by the manufacturer thereof as being obsolete or if any such item no longer appears in the applicable manufacturer's then current published price sheet, and those items of Inventory whose packaging is not in resalable condition by reason of water or other damage. Inventory not purchased by Purchaser shall remain the property of Seller and shall be promptly returned to Seller by Purchaser.

       B. Subject to the terms and conditions of this Agreement, Seller shall sell and deliver to Purchaser and Purchaser shall purchase and take possession at the Business Locations as of Seller's close of business on the Closing Date, free and clear of all liens, security interests, pledges or encumbrances, all of the machinery, equipment, furniture, fixtures, signs, vehicles and leasehold improvements located at the Business Locations on the Closing Date, which are owned by Seller, a principal list of which is attached as EXHIBIT "C" (excluding, however, certain computer
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equipment set forth as excluded) which list shall be supplemented by Seller, as of the Closing Date, no later than the True-Up Date and the Purchase Price shall be adjusted accordingly.

       C. Subject to the terms and conditions of this Agreement, Seller shall sell and convey to Purchaser and Purchaser shall purchase and receive from Seller, all of Seller's right, title and interest in and to the prepaid expenses and other assets detailed on EXHIBIT "D".

       D. Subject to the terms and conditions of this Agreement, Seller shall convey to Purchaser and Purchaser shall receive from Seller, all of Seller's goodwill in the operation of the Business Locations as going concerns, excluding, however, the trademarks or trade names used by Seller at the Business Locations.

       E. The assets described in Sections 1.A., 1.B., 1.C. and 1.D. hereof are herein both individually and collectively referred to as "Assets ".

       F. Except for the warranty of title set forth in Section 11.A. hereof, the Assets are being sold "AS IS," "WHERE IS" and "WITH ALL FAULTS" and Seller hereby expressly disclaims any and all other warranties both express and implied.

2.     PURCHASE PRICE

       A. The purchase price for the Assets described in Section 1.A. hereof is a sum of money equal to the aggregate value of the Inventory priced according to Seller's "Net 15 Pricing Program". All Inventory for which there is no "Net 15 Pricing Program" price sheet shall be marked up at the same percentage rate from Seller's acquisition cost as Inventory that appears on a "Net 15 Pricing Program" price sheet.

       B. The purchase price for the Assets described in Section 1.B. hereof shall be a sum of money equal to the aggregate of their net book values as set forth on Seller's balance sheet for the Business Locations dated as of the Closing Date.

       C. The purchase price for the prepaid expenses, leasehold improvements and other Assets detailed on Exhibit "D" shall be the aggregate of their respective net book values as set forth on Seller's balance sheet for the Business Locations dated as of the Closing Date.

       D. The purchase price for the Assets described in Section 1.D. hereof is the sum of One Million Thirty-Six Thousand and No/100 Dollars ($1,036,000.00).

       E. The sum of money due Seller by Purchaser for the sale and purchase respectively of the Assets, as adjusted either upward or downward according to the provisions of this Agreement, is herein referred to as the "Purchase Price" and shall be paid in cash by wire transfer or other immediately available funds acceptable to Seller.


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3.     PHYSICAL INVENTORY

       A. A physical accounting of the Inventory shall be taken commencing as of Seller's close of business on the Closing Date. Such physical inventory shall be taken cooperatively by representatives of Seller and Purchaser and a written itemized listing setting forth specifically all such items physically counted shall be prepared by Seller, which written inventory shall be priced and extended using the valuation method described in Section 2.A. hereof. Employees or independent contractors of Seller participating in the physical inventory shall be compensated solely by Seller, and employees or independent contractors of Purchaser participating in the physical inventory shall be compensated solely by Purchaser.

       B. Purchaser shall, on the Closing Date, deliver Seller immediately available United States funds in an amount equal to one hundred percent (100%) of the value of the Assets described in Sections 1.B., 1.C. and 1.D. hereof and eighty percent (80%) of the value of the Inventory shown as being present at the Business Locations on the financial books and records of Seller as of Seller's then most recently completed FISCAL month.

4.     CLOSING

       The time of closing of this Agreement shall be at 12:00 noon local time on October 25, 1996, at the offices of Seller, 15710 John F. Kennedy Boulevard, Suite 700, Houston, Texas 77032, or at such other time and place or places as the parties may agree ("Closing" or "Closing Date").

5.     TRUE-UP

       A. It is understood between Seller and Purchaser that the calculation of the Purchase Price cannot be completed by the time of Closing and as such the determination of the Purchase Price shall be ascertained on or before seven (7) calendar days immediately following the Closing Date ("True-Up Date"). On the True-Up Date, Purchaser shall deliver Seller good funds in an amount necessary to have, as of the True-Up Date, delivered Seller the Purchase Price (except as contemplated by Section 5.B. below), or in the unlikely event the Purchase Price is less than the amount theretofore delivered Seller, the amount of any excess shall be refunded to Purchaser by Seller's delivery of good funds in the appropriate amount. In the event Seller and Purchaser cannot agree upon the Purchase Price, any dispute shall be submitted to arbitration according to the provisions of Section 5.B.

       B. If, by the True-Up Date, Seller and Purchaser are unable to agree to a purchase price for the Inventory, Purchaser shall have delivered to Seller at Closing the sum of money set forth in Section 3.B. and on the True-Up Date such sum of money as is mutually agreed upon as then being owed and, with respect to all disputed items relating to the Inventory purchase price, submit, within ten (10) days following True-Up, for review and resolution, such disputed items along with work papers, price sheets and other applicable documents and materials to a mutually acceptable "Big 6" accounting firm or, if such firm is unable or unwilling to act, to any other accounting firm selected





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as hereinafter provided.  The charges of such firm (or any other firm selected as hereinafter provided) with respect to the services performed by it pursuant to this Section 5.B shall be apportioned by such firm as it may determine on the basis of each party bearing the expenses of that portion of the review that relates to disputed items that are resolved not in favor of such party. If the above firm is not willing or able to act as provided in this Section 5.B., then for the purposes of resolving disputes under this Section 5.B. only, a firm of independent Certified Public Accountants shall be selected by the then Chair-person of the Florida Association of Certified Public Accountants, or if such Chair-person is not willing or able to act, by the first in the order named of the following then officers of the Florida Association of Certified Public Accountants who is willing and able to act: President, Vice President (in order of seniority if more than one), Treasurer or Secretary. The decision of the arbitrating firm or individual as called for in this Section 5.B. shall be conclusive and binding on Seller and Purchaser for the purposes of determining the purchase price for the disputed items of Inventory set forth in Exhibit "B". Purchaser and Seller shall each represent to the other that, to the best of each such party's knowledge, the public accounting firm that will be recommended by each has not performed services that could be considered a conflict of interest to any arbitration work described in this Agreement. The use of arbitration in this Agreement is limited solely to the purposes specifically set forth in this Section 5.B.

6.     TAXES

       A. Purchaser hereby agrees to be solely responsible for and pay when due any sales or other transfer tax or impositions and, except as otherwise set forth in the immediately following sentence, any other tax or impositions that may be applicable to the transfer of the Assets pursuant to this Agreement.
All personal property taxes shall be equitably prorated between Purchaser and Seller as of the Closing Date and a corresponding adjustment to the Purchase Price shall be made at Closing.

7.     ASSUMPTION OF CERTAIN OBLIGATIONS; REIMBURSEMENT OF CERTAIN EXPENSES

       A. Purchaser hereby specifically assumes all of the following obligations of Seller with respect to the Business Locations:

              (i) All operating and financing leases for vehicles, telephones, photocopiers, fax machines, and all obligations with respect to advertising arrangements (including yellow pages advertising), alarm systems and the like (but excluding computer systems and software licenses), a list of all such material leases and obligations is set forth in EXHIBIT "E-1" hereto.

              (ii) All service and maintenance contracts such as utilities, trash pick up, alarm monitoring, computer and other equipment maintenance for such time as Purchaser shall use Seller's computer systems and software and the like, a list of all such material service and maintenance contracts is set forth in EXHIBIT "E-2" hereto.





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              (iii)   All returns of merchandise to the Business Locations
              following the Closing Date for warranty reasons.

       B. To the extent any operating or financing leases are not assignable, in whole or in part, Seller will make available to Purchaser the use of the leased property for a payment to Seller in an amount equivalent to what the Business Locations (including home office) are being charged therefor.

       C. The Purchase Price will be increased by one-half (1/2) of the cost incurred by Seller in the audit of the business conducted by Seller at the Business Locations prepared at the request of Purchaser for inclusion in Purchaser's securities filings.

8.     CONDUCT OF BUSINESS BY PURCHASER AND SELLER

       The business at the Business Locations shall be conducted by the Seller between the date of execution of this Agreement and the Closing Date according to and in conformity with all material laws, rules and regulations of all governmental authority.

9.     ACCESS TO RECORDS

       Between the date of this Agreement's execution and the Closing Date, Seller shall grant Purchaser and its authorized representatives reasonable access during normal business hours to the books, records, contracts and documents of Seller relating to Seller's operation of the Business Locations.

10.    RISK OF LOSS

       Provided the transactions contemplated by this Agreement close, Purchaser assumes all risk of loss, destruction or damage to the Assets purchased hereunder due to fire or other casualty whatsoever effective as of 12:01 a.m. on the Closing Date. Seller assumes all risk of loss, destruction or damage to the Assets due to fire or other casualty whatsoever until 12:01 a.m. on the Closing Date. In the event of destruction, damage or partial loss of or to any of the Assets prior to the Closing Date, such Assets shall be excluded from the purchase provisions of this Agreement.

11.    REPRESENTATIONS AND WARRANTIES OF SELLER

       Seller hereby makes the following representations and warranties:

       A. Excluding only those Assets under lease, Seller has good title to each, every and all of the Assets.

       B. The Assets shall be transferred to Purchaser free and clear of any and all liens, charges, encumbrances, pledges, security interests or rights of third parties except with respect to





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current ad valorem personal property taxes.

       C. Seller warrants and covenants that the execution and delivery of this Agreement, and the consummation of the transactions herein contemplated does not conflict with or constitute a default under any law or any order, writ, injunction or decree of any court, governmental agency, bureau or arbitration tribunal or of any contract, agreement or instrument by which Seller is bound.

       D. Seller is not a party to, subject to or bound by any judgment or order of any court, agency or other governmental body that could or may prevent the execution or consummation of the transactions contemplated in this Agreement. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein will violate or result in a breach of or constitute a default under any judgment, order or decree of any court or governmental agency to which Seller is subject.

       E. There are no actions, suits, arbitrations or other legal or administrative proceedings pending or, to the knowledge of Seller, threatened against Seller that relate to the Assets, that could materially and adversely affect Seller's performance of this Agreement and Seller does not know or have reason to be aware of any basis for the same.

       F. Seller has not made any written or oral agreement to pay any individual or entity any brokerage commission or finder's fee in connection with the transactions contemplated by this Agreement.

       G. The execution, delivery and performance of this Agreement (and all other agreements delivered pursuant to this Agreement) and the consummation of the transactions contemplated hereby (thereby) by Seller have been duly and validly authorized by all requisite corporate actions and proceedings on the part of Seller including, without limitation, actions and proceedings of Seller's board of directors. All documents required by this Agreement (and all other agreements delivered pursuant to this Agreement) to be executed and delivered by Seller to Purchaser constitute legally valid and binding obligations of Seller enforceable according to their terms, except as such obligations may be affected by laws regarding creditors' rights generally or the application of general principles of equity.

       H. Seller is a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the State of Delaware and has all requisite power and authority to operate a business at the Business Locations; and the execution, delivery and performance of this Agreement by Seller will not result in or constitute a breach of any term, provision of, or default under, Seller's Certificate of Incorporation or by-laws, or any other agreement or understanding to which Seller is a party or by which it is bound.

12.    REPRESENTATIONS AND WARRANTIES OF PURCHASER

       Purchaser hereby makes the following representations and warranties:





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       A.     Purchaser is a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the State of Florida, is duly qualified to conduct business within the state of Florida, and has full corporate power and authority to enter into this Agreement (and all other agreements delivered pursuant to this Agreement) and to carry out the transactions contemplated hereby (thereby) and the execution, delivery and performance of this Agreement (and all other agreements delivered pursuant to this Agreement) by Purchaser will not result in or constitute a breach of any term or provision of, or default under, Purchaser's Certificate of Incorporation or bylaws of Purchaser or any other agreement or understanding to which Purchaser is a party or by which it is bound.

       B. The execution and delivery of this Agreement (and all other agreements delivered pursuant to this Agreement) and the consummation of the transactions contemplated hereby (thereby) in accordance with the terms of this Agreement (and all other agreements delivered pursuant to this Agreement) do not conflict with or constitute a default under any law or any order, writ, injunction or decree of any court, governmental agency, bureau or arbitration tribunal or of any contract, agreement or instrument by which Purchaser is bound.

       C. The execution, delivery and performance of this Agreement (and all other agreements delivered pursuant to this Agreement) and the transactions contemplated herein (therein) by Purchaser have been duly and validly authorized by all requisite corporate actions and proceedings including, without limitation, actions and proceedings of Purchaser's board of directors and, when necessary, its stockholders. This Agreement and all documents to be executed and delivered by Purchaser to Seller pursuant to the terms of this Agreement, constitute legally valid and binding obligations of Purchaser enforceable according to their terms, except as such obligations may be affected by laws affecting creditors' rights generally or the application of general principles of equity.

       D. Purchaser has not made any written or oral agreement to pay any individual or entity any brokerage commission or finder's fee in connection with the transactions contemplated by this Agreement.

       E. Purchaser is not a party to, subject to or bound by any judgment or order of any court, agency or other governmental body that could or may prevent the execution or consummation of this Agreement (and all other agreements delivered pursuant to this Agreement). Neither the execution and delivery of this Agreement (and all other agreements delivered pursuant to this Agreement), nor the consummation of the transactions contemplated herein (therein) will violate or result in a breach of or constitute a default under any judgment, order or decree of any court or governmental agency to which Purchaser is subject.

       F. There are no actions, suits, arbitrations or other legal or administrative proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser that could materially and adversely affect Purchaser's performance of this Agreement and Purchaser does not know or have reason to be aware of any basis for the same.





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       G.     Purchaser has been provided all information, financial and other, necessary for Purchaser to make a decision to enter into and perform, pursuant to the terms of this Agreement (and all other agreements delivered pursuant to this Agreement), and no representations have been made to Purchaser by Seller or anyone else as to what the level of performance of Purchaser's business shall be at the Business Locations.

13.    CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

       The performance of obligations of Seller under this Agreement are subject to each, every and all of the following conditions:

       A. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it;

       B.     The representations and warranties of Purchaser set forth in
Section 12 hereof are, in all material respects, true and correct as of the Closing Date;

       C. No claim, action, suit, proceeding or investigation shall, to the knowledge of Purchaser or Seller, be pending or threatened against Purchaser or Seller which, if adversely determined, would prevent, hinder or invalidate the consummation of the transactions contemplated by this Agreement, deprive Seller of any right to be obtained hereunder, or result in the payment of damages by Seller as a result of such transactions; and

       D. Purchaser shall have delivered all of the documents, sums of money, opinions and performed all other acts called for by the provisions of this Agreement.

       Purchaser's failure to meet any or all of the aforesaid conditions precedent shall relieve Seller from any and all obligations of Seller under this Agreement.

14.    CONDITIONS PRECEDENT TO PURCHASERS PERFORMANCE

       The performance of obligations of Purchaser under this Agreement are subject to each, every and all of the following conditions:

       A. Seller shall have performed and complied with all material agreements and conditions required by this Agreement to be performed and complied with by it;

       B.      The representations and warranties of Seller set forth in
Section 11 hereof are, in all material respects, true and correct as of the Closing Date;





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       C.     No claim, action, suit, proceeding or investigation shall, to the knowledge of Purchaser or Seller, be pending or threatened against Purchaser or Seller which, if adversely determined, would prevent, hinder or invalidate the consummation of the transactions contemplated by this Agreement, deprive Purchaser of any right to be obtained hereunder, or result in the payment of damages by Purchaser as a result of such transactions; and

       D. Seller shall have delivered all of the documents and performed all other acts called for by the provisions of this Agreement.

       Seller's failure to meet any or all of the aforesaid conditions precedent shall relieve Purchaser from any and all obligations of Purchaser under this Agreement.

15.    SELLER'S DELIVERY AT CLOSING

       At the time of the closing, Seller shall deliver or have delivered to Purchaser the following:

       A. A bill of sale in the form of EXHIBIT "F", duly executed by Seller;

       B. A duly executed certificate of the duly authorized Corporate Secretary of Seller evidencing that the transactions contemplated by this Agreement are unconditionally authorized by all requisite authority of Seller's board of directors;

       C. Real property lease assignments and/or subleases in the forms of EXHIBIT "G-1" thru EXHIBIT "G-6";

       D. An opinion of counsel for Seller, addressed to Purchaser, in the form of EXHIBIT "H-1";

       E. An Investment Agreement and Registration Rights Agreement in the form of EXHIBITS "I-1 and "I-2"; and

       F. Such other documents as may be reasonably necessary to transfer the Assets or to grant Purchaser any of the rights intending to be given Purchaser by the terms of this Agreement or any other agreement delivered pursuant hereto (thereto).

16.    PURCHASER'S DELIVERY AT CLOSING

       At the time of closing, Purchaser shall perform or have performed the following:

       A. Deliver or have delivered to Seller U.S. funds in the form and in the amount required by this Agreement;

       B. Deliver to Seller a duly executed certificate of the Corporate Secretary of Purchaser





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evidencing that the transactions contemplated by this Agreement are unconditionally authorized by all requisite authority of Purchaser's board of directors and shareholders;

       C. Real property lease assignments and/or subleases in the forms of Exhibit "G-1" thru Exhibit "G-6";

       D. An opinion of counsel acceptable to Seller, addressed to Seller, in the form of EXHIBIT "H-2";

       E. An Investment Agreement and Registration Rights Agreement in the forms of Exhibits "I-1" and "I-2"; and

       F. Such other documents as may be called for by the terms of this Agreement or any other agreement delivered pursuant thereto.

17.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

       The representations and warranties of each of the parties hereto shall survive Closing.

18.    SELLER'S INDEMNIFICATION, HOLD HARMLESS

       Seller hereby indemnifies and holds Purchaser harmless from and against any and all claims, judgments, actions, costs, liabilities, damages, debts, dues, sums of money, accounts, controversies, reckonings, promises, agreements, executions at law or in equity (whether direct or consequential) and expenses whatsoever (including, without limitation, reasonable attorney's fees) that may be based upon, arise out of or result from any actual or claimed breach of any representation, warranty, covenant or undertaking of Seller made or pledged in this Agreement.

19.    PURCHASER'S INDEMNIFICATION, HOLD HARMLESS

       Purchaser hereby indemnifies and holds Seller harmless from and against any and all claims, judgments, actions, costs, liabilities, damages, debts, dues, sums of money, accounts, controversies, reckonings, promises, agreements, executions at law or in equity (whether direct or consequential) or expenses whatsoever (including, without limitation, reasonable attorney's fees) that may be based upon, arise out of or result from any actual or claimed breach of any representation, warranty, covenant or undertaking of Purchaser (including without limitation the assumption of those liabilities set forth in Section 7) made or pledged in this Agreement.

20.    EMPLOYMENT MATTERS

       Purchaser shall have no obligation in respect of, and assumes no responsibility for, accrued employment benefits of any kind claimed to belong or belonging to Seller's employees except that Purchaser shall honor the vacation earned by those employees of Seller (including any direct or





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indirect subsidiaries of Seller) employed by Purchaser or an affiliate of
Purchaser while in Seller's employ and Seller shall reduce the Purchase Price by the value of such accrued vacation obligation.

21.    CONDITION OF BUSINESS LOCATIONS

       A. Between the date of execution of this Agreement and the Closing Date, the Purchaser, its employees, agents and contractors may enter upon the Business Locations at all reasonable times for the purpose of inspecting the condition of such Business Locations. The Purchaser shall submit to the Seller a detailed report identifying repairs and replacements (including the estimated cost for completing such repairs or replacements) pertaining to the Business Locations, whether interior or exterior, ordinary or extraordinary or structural or non-structural, which repairs and replacements are necessary in order for the Business Locations to be in the condition that the respective landlords would reasonably require pursuant to the terms of the Business Locations' leases. The Seller shall make all of the necessary repairs as herein required.

       B. Between the date of execution of this Agreement and the Closing Date, the Seller may make any alterations, additions or improvements to the Business Locations. The Purchaser shall be under no obligation to reimburse Seller for any such alterations, additions or improvements to the Business Locations unless Purchaser shall have given its prior written consent.

22.    COOPERATION OF SELLER AND PURCHASER SUBSEQUENT TO CLOSING

       Subsequent to the Closing Date, each of Purchaser and Seller, at the request of the other, shall execute, deliver and acknowledge all such further instruments and documents and do and perform all such other acts and deeds as may be reasonably required to vest more effectively in each such party the rights intended to be conferred upon such party pursuant to this Agreement.

23.    WAIVER OF BULK SALES REQUIREMENT

       Seller and Purchaser hereby agree to waive the bulk transfer provisions of the Uniform Commercial Code as adopted by the State of Florida, if any, subject only to the indemnification provisions of Section 18.

24.    NOTICES

       All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given, if sent by certified mail, return receipt requested, postage prepaid or by CONFIRMED fax, as follows:





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          If to Seller, to:      A.P.S., Inc.
                                 World Houston Plaza
                                 15710 John F. Kennedy Boulevard, Suite 700
                                 Houston, Texas 77032
                                 Attention: Vice President & General Counsel
                                 Fax number: (713) 507-1367

          If to Purchaser, to:   The Parts Source, Inc.
                                 1751 South Missouri
                                 Clearwater, Florida 34616
                                 Attn: President
                                 Fax number: (813) 559-8878

          with a copy to:        Schifino & Fleischer, P.A.
                                 201 North Franklin Street
                                 One Tampa City Center, Suite 2700
                                 Tampa, Florida 33206
                                 Attention: William Schifino, Esquire
                                 Fax number: (813) 223-3070

or to such other address or addresses or fax numbers to which such parties shall have notified the other in writing.

25.    COUNTERPARTS

       This Agreement may be executed simultaneously in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

26.    MODIFICATIONS

       This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and may not be amended or modified in any respect except by an instrument in writing executed by each of the parties hereto.

27.    EXPENSES

       Each party to this Agreement shall pay its own expenses (including, without limitation, fees and expenses of auditors and legal counsel) incident to the transactions contemplated by this Agreement.





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28.    ENTIRE AGREEMENT

       This instrument, together with any schedules or exhibits attached hereto and made a part hereof, contains the entire agreement between the parties hereto with respect to the sale by Seller and the purchase by Purchaser of the Assets described herein and supersedes any and all prior agreements made by the parties with respect thereto.

29.    INVALIDITY

       The invalidity of any provision of this Agreement shall not impair the validity of any other provision. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such provision shall be deemed severable and this Agreement may be enforced with such provision severed or as modified by such court.

30.    EFFECT OF EXECUTION

       Until executed by all parties, this is a draft and is neither an agreement between the parties nor an embodiment of any prior oral agreement. When and if this document is fully executed, it shall become the agreement of the parties hereto.

31.    SECTION AND OTHER HEADINGS

       The section and other headings contained in this Agreement are for reference purposes and shall not in any way affect the meaning or interpretation of this Agreement. Reference to "Sections," "Exhibits" and "Schedules" refer to Sections of this Agreement and Exhibits and Schedules attached or referred to in this Agreement. Terms used in the Exhibits and Schedules that ARE defined in this Agreement shall have the meaning given them in this Agreement.

32.    INTERPRETATION

       This Agreement is to be interpreted according to the laws of the State of Florida.

33.    GOVERNING LAW; COURTS

       This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. The parties agree that in any dispute between them relating to this Agreement, exclusive jurisdiction shall be in the trial courts located within Orange County, Florida, any objections as to jurisdiction or venue in such courts being expressly waived.





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


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed as of the day and year first above written.

ATTEST:                                     SELLER:
                                            A.P.S., INC.


/s/ RICHARD S. GARFINKEL                    By: /s/ E. EUGENE LAUVER
----------------------------                    -------------------------
Assistant Secretary                             Vice President


                                            PURCHASER:
ATTEST:
                                            THE PARTS SOURCE, INC.


/s/ ROBERT A. COX JR.                           By: /s/ THOMAS D. COX
----------------------------                    -------------------------
Secretary                                       President





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